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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Primus Telecommunications Group, Incorporated
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PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

1700 Old Meadow Road
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 9, 2001

Dear Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), to be held at 11:00 a.m., local time, on July 9, 2001 at the McLean Hilton—Tysons Corner, 7920 Jones Branch Drive, McLean, VA 22102 for the following purposes:

  1.
  To elect two directors of the Company, each to serve a three-year term until the 2004 Annual Meeting of Stockholders. The current Board of Directors has nominated and recommended for such election as Directors the following persons: John G. Puente and Douglas M. Karp.

  2.
  To approve an amendment to the Company's Employee Option Plan to increase the number of shares reserved for issuance upon exercise of options granted thereunder; and

  3.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

    The Board of Directors has fixed June 4, 2001 as the record date for determining the stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                      By Order of the Board of Directors,

                      K. Paul Singh

                      Chairman of the Board of Directors, President, and Chief Executive Officer

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
1700 Old Meadow Road
McLean, Virginia 22102

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
July 9, 2001

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 11:00 a.m., local time, on July 9, 2001 at the McLean Hilton—Tysons Corner, 7920 Jones Branch Drive, McLean, VA 22102, and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about June 6, 2001 to stockholders of record of the Company on June 4, 2001.

    Please complete, date and sign the accompanying Proxy Card and return it promptly to the Company in the enclosed envelope.

    Stockholders Entitled to Vote.  Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on June 4, 2001 (the "Record Date") are entitled to receive Notice of the Annual Meeting and vote such shares held by them at the Annual Meeting or at any adjournments or postponements thereof. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on the election of each nominee for director and on any other matter that may properly come before the Annual Meeting. As of the Record Date, there were [52,500,604] shares of Common Stock outstanding and entitled to vote.

    Quorum.  The presence at the meeting, either in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, votes withheld and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy, and votes may be cast in favor of or withheld from each director nominee.

    Voting.  If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy IN FAVOR OF the election of all nominees for the Board of Directors named in this Proxy Statement and as recommended by the Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

    Revocation of a Proxy. A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

    You should rely only on the information provided in this Proxy Statement. We have authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes with staggered three-year terms. Currently, the Board of Directors has seven members. The terms of current Directors John G. Puente and Douglas M. Karp expire at the Annual Meeting, while the terms of the remaining Directors expire at the respective annual meetings of stockholders to be held in 2002 or 2003, as specified below. Messrs. Puente and Karp have been nominated and recommended for election to serve as Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held following the year ending December 31, 2003 (the "2004 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted in favor of the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Information Regarding Directors

    The information set forth below is submitted with respect to the nominees for election to the Board of Directors, as well as those Directors whose terms of office are continuing after the Annual Meeting. There are no family relationships among any of the directors of the Company.

Nominees for Election to the Board of Directors for a Three Year Term Expiring at the 2004 Annual Meeting of Stockholders

    John G. Puente became a director of the Company in 1995. From 1987 to 1995, Mr. Puente was Chairman of the Board and CEO of Orion Network Systems, a satellite telecommunications company. Mr. Puente was Chairman of the Board of Telogy Networks, Inc., a privately-held company, and is a director of MICROS Systems, Inc. Prior to joining Orion, Mr. Puente was Vice Chairman of M/A-Com Inc., now known as Hughes Network Systems, Inc., a diversified telecommunications and manufacturing company, which he joined in 1978 when M/A-Com acquired Digital Communications Corporation, a satellite terminal and packet switching manufacturer of which Mr. Puente was a founder and Chief Executive Officer.

    Douglas M. Karp became a director of the Company in June 1998. Mr. Karp has been a Managing Partner of Pacific Partners LLC, an investment firm, since August 2000. Prior to August 2000, Mr. Karp was a Managing Director of E.M. Warburg, Pincus & Co., LLC (or its predecessor, E.M. Warburg, Pincus & Co., Inc.) since May 1991. Prior to joining E.M. Warburg, Pincus & Co., LLC, Mr. Karp held several positions with Salomon Inc. including Managing Director from January 1990 to May 1991, Director from January 1989 to December 1989 and Vice President from October 1986 to December 1988. Mr. Karp is a director of Qwest Communications Inc., TV Filme, Inc., Journal Register Company, PageNet do Brasil, S.A., StarMedia Network Inc., Golden Books Family Entertainment and several privately held companies. Mr. Karp was nominated by Warburg, Pincus Investors, L.P. ("Warburg, Pincus") for election as a director of the Company. In connection with the Company's merger with TresCom International, Inc. in June 1998, Warburg, Pincus was granted the right, for so long as it beneficially owns at least 10% of the outstanding Common Stock, to nominate one director to the Company's Board of Directors.

    The Board of Directors recommends a vote IN FAVOR OF Proposal 1 to Elect the Two Nominees. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF Messrs. Puente and Karp.

Incumbent Directors-Terms Expiring at the 2002 Annual Meeting of Stockholders

    K. Paul Singh co-founded the Company in 1994 with Mr. DePodesta and serves as its Chairman, President and Chief Executive Officer. From 1991 until he co-founded the Company, he served as the Vice President of Global Product Marketing for MCI. Prior to joining MCI, Mr. Singh was the Chairman and Chief Executive Officer of OTI, a provider of private digital communications in over 26 countries which he founded in 1984 and which was purchased by MCI in 1991.

    John F. DePodesta co-founded the Company in 1994 with Mr. Singh, and serves as a Director and its Executive Vice President. In addition to his position with the Company, Mr. DePodesta also currently serves as the Chairman of the Board of Iron Road Railways Incorporated, which he co-founded in 1994. He served as Senior Vice President, Law and Public Policy, of Genesis Health Ventures, Inc. from January 1996 through March 1998. Additionally, from 1994 to 1999, he served as "of counsel" to the law firm of Pepper Hamilton LLP, where he was previously a partner since 1979. Before joining Pepper Hamilton LLP, Mr. DePodesta served as the General Counsel of Consolidated Rail Corporation.

Incumbent Directors-Terms Expiring at the 2003 Annual Meeting of Stockholders

    Herman Fialkov became a director of the Company in 1995. Mr. Fialkov is a consultant to Newlight Management LLC and Poly Ventures Associates II, L.P., a venture capital firm, and has been associated with various venture capital firms since 1968. Previously, he was an officer and director of General Instrument Corporation which he joined in 1960 as a result of its acquisition of General Transistor Corporation, a company Mr. Fialkov founded. Mr. Fialkov is also a director of GlobeComm Systems, Inc.

    David E. Hershberg became a director of the Company in 1995. Mr. Hershberg is the founder, and has, since 1994, been Chairman, President and CEO, of GlobeComm Systems, Inc., a system integrator of satellite earth stations. From 1976 to 1994, Mr. Hershberg was the President and Chief Executive Officer of Satellite Transmission Systems, Inc., a global provider of satellite telecommunications equipment, and became a Group President of California Microwave, Inc., a company that acquired Satellite Transmission Systems, Inc.

    Nick Earle became a director of the Company in February 2001. From August 2000 to April 2001, Mr. Earle was the President and General Manager of Europe, Middle East and Africa division of Ariba Inc., an international software company. Prior to joining Ariba, Mr. Earle served in many positions with Hewlett-Packard Co. ("HP") from 1983 through July 2000. From August 1999 through July 2000, Mr. Earle served as CEO of HP's Internet incubator, E-Services Solutions, where he directed product development, investments and strategic alliances. From 1996 through 1999 Mr. Earle served as VP Worldwide Marketing, Computer Systems and then as Chief Marketing Officer, Enterprise Computing for HP. Prior to joining HP, Mr. Earle was the Vice President of Mergers and Acquisitions for Citicorp Merchant Bank, London, from 1981 to 1983.

Meetings of the Board of Directors; Committees

    During the year ended December 31, 2000, the Board of Directors held seven meetings and acted by written consent on two occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees of the Board of Directors on which he served.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has delegated certain functions to these committees as follows:

    Audit Committee.  During the year ended December 31, 2000, the Audit Committee, which currently consists of Messrs. Puente (Chairman), Fialkov and Karp, held five meetings. The Audit

Committee has the authority and responsibility to hire one or more independent public accountants to audit the Company's books, records and financial statements and to review the Company's systems of accounting (including its systems of internal control), to discuss with such independent public accountants the results of such audit and review, to conduct periodic independent reviews of the systems of accounting (including systems of internal control), and to make reports periodically to the Board of Directors with respect to its findings.

    All of the members of the Audit Committee are independent of the Company (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards).

    Compensation Committee.  During the year ended December 31, 2000, the Compensation Committee, which consists of Messrs. Fialkov (Chairman) and Hershberg, held four meetings and acted by written consent on four occasions. The Compensation Committee is responsible for fixing the compensation of the Chief Executive Officer and the other executive officers, deciding other compensation matters such as those relating to the operation of the Primus Telecommunications Group, Incorporated Stock Option Plan, as amended (the "Employee Option Plan"), and the Director Stock Option Plan of Primus Telecommunications Group, Incorporated, as amended (the "Director Option Plan"), including the award of options under the former, and approving certain aspects of the Company's management bonus plan.

Compensation of Directors

    The Company pays non-employee directors an annual fee of $20,000 and will reimburse their expenses for attending meetings. In addition, the Company grants each person who becomes a non-employee Director on the date of initial election, and upon each date of re-election, options to purchase 45,000 shares of the Common Stock pursuant to the Director Option Plan which vest one-third upon the grant date, and one-third on each of the first and second anniversary of the grant dates.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

    The following table and biographies set forth information concerning the individuals who serve as executive officers of the Company.

Name	Age	Position	Year or Expiration of Term as Director
K. Paul Singh	50	Chairman of the Board of Directors, President, and Chief Executive Officer	2002
Neil L. Hazard	48	Executive Vice President and Chief Financial Officer	N/A
John F. DePodesta	56	Executive Vice President and Director	2002
Ravi Bhatia	52	Chief Operating Officer, Primus Australia	N/A
John Melick	42	Senior Vice President of International Business Development	N/A
Jay Rosenblatt	35	Senior Vice President, Global Carrier Services	N/A
Danielle Saunders	36	Vice President, General Counsel & Corporate Development	N/A

    Neil L. Hazard joined the Company in 1996 as its Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Hazard was employed by MCI in several executive positions, most recently as its Director of Corporate Accounting and Financial Reporting, responsible for consolidation of MCI's financial results, external reporting to stockholders and securities compliance reporting. Mr. Hazard served as acting Controller of MCI for six months and as Director of Global Product Marketing. Prior to joining MCI in 1991, Mr. Hazard served as the Chief Financial Officer of OTI.

    Ravi Bhatia joined the Company in October 1995 as the Managing Director of Primus Telecommunications Pty., Ltd. (Australia). In March 1996 Mr. Bhatia became the Chief Operating Officer of Primus Australia and as such is responsible for implementing the Company's business strategy in Australia. Mr. Bhatia has more than 25 years of international experience in the telecommunications industry, which includes nine years of employment with MCI in various sales and marketing positions. Most recently, he served as the Director of Sales and Marketing for MCI in the South Pacific Region, based in Sydney.

    John Melick joined the Company in 1994 as its Vice President of Sales and Marketing and, since 1996, has served as Senior Vice President and Vice President of International Business Development of the Company. Prior to joining the Company, he was a Senior Manager with MCI responsible for the day-to-day management of its global product portfolio in Latin America and the Caribbean region. He joined MCI in 1991 at the time of the acquisition of OTI where he managed the development of OTI's service expansion into Mexico and Latin America.

    Jay Rosenblatt served as the Company's Senior Vice President and Vice President of Global Carrier Services since January 1996 and previously was Director of Marketing and Sales responsible for the Company's commercial programs from September 1994 to January 1996. Prior to joining the Company in 1994, Mr. Rosenblatt was with MCI as the marketing manager responsible for private network services in the Americas and Caribbean.

    Danielle Saunders joined Primus in March of 1999 as Vice President of Business Development, focusing on the Company's data/Internet initiatives. As of May 25, 2001, Ms. Saunders is the Company's Vice President, General Counsel and Corporate Development Officer. From July 1996 until March 1999, Ms. Saunders was Senior Counsel at Teleglobe International Corporation actively involved in the development and rollout of new product offerings, as well as the formation of strategic ventures on a worldwide basis. Prior to Teleglobe, she was in the private practice of law at Shaw Pittman in the areas of public and private financings and mergers and acquisitions, with a focus on technology and telecommunications companies.

Summary Compensation Table

    The following table sets forth, for the years ended December 31, 2000, 1999 and 1998 certain compensation information with respect to the Company's Chief Executive Officer and the five highest paid other Company executive officers (the "Named Executive Officers").

Long-Term Compensation
Annual Compensation
Name & Title						Securities Underlying Options/SARs (#)
	Year	Salary		Bonus
K. Paul Singh, Chairman of the Board of Directors, President and Chief Executive Officer	2000 1999 1998	$ $ $	400,000 267,407 258,013	$ $ $	275,000 250,000 180,000	125,000 100,000 —
John F. DePodesta, Executive Vice President and Director	2000 1999 1998	$ $ $	300,000 210,087 178,718	$ $ $	200,000 200,000 135,000	100,000 50,000 —
Yousef B. Javadi, Chief Operating Officer, Primus North America (1)	2000 1999 1998	$ $ $	250,000 160,404 154,808	$ $ $	200,000 200,000 80,000	120,000 20,000 —
Neil L. Hazard, Executive Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	250,000 179,375 184,006	$ $ $	200,000 160,000 105,000	60,000 25,000 —
Jay Rosenblatt, Senior Vice President, Global Carrier Services	2000 1999 1998	$ $ $	200,000 151,744 122,923	$ $ $	97,500 40,000 72,500	45,000 25,000 —
John Melick, Senior Vice President of International Business Development	2000 1999 1998	$ $ $	200,000 163,638 128,391	$ $ $	97,500 25,000 55,000	40,000 20,000 —

(1)
Resigned from the Company effective as of May 4, 2001.

Stock Option Grants in 2000

    Under the Employee Option Plan, options to purchase Common Stock are available for grant to all employees of the Company. The following table summarizes certain information regarding stock options to purchase Common Stock granted to the Named Executive Officers during the year ended December 31, 2000.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation Over Option Term
					% of Total Options Granted to Employees in 2000
Name & Title	Options Granted	Exercise Price Per Share		Expiration Date
						5%(1)	10%(1)
K. Paul Singh, Chairman of the Board of Directors, President and Chief Executive Officer	80,000 45,000	$ $	31.94 12.31	1/31/2010 8/14/2010

	125,000				5.07%	$5,064,335	$8,064,107
Yousef B. Javadi, Chief Operating Officer, Primus North America	66,000 54,000	$ $	31.94 12.31	1/31/2010 8/14/2010

	120,000				4.87%	$4,516,518	$7,191,799
John F. DePodesta, Executive Vice President and Director	66,000 34,000	$ $	31.94 12.31	1/31/2010 8/14/2010

	100,000				4.06%	$4,115,402	$6,553,090
Neil L. Hazard, Executive Vice President and Chief Financial Officer	40,000 20,000	$ $	31.94 12.31	1/31/2010 8/14/2010

	60,000				2.43%	$2,482,028	$3,952,215
Jay Rosenblatt, Senior Vice President, Global Carrier Services	23,000 22,000	$ $	31.94 12.31	1/31/2010 8/14/2010

	45,000				1.82%	$1,637,752	$2,607,846
John Melick, Senior Vice President of International Business Development	20,000 20,000	$ $	31.94 12.31	1/31/2010 8/14/2010

	40,000				1.62%	$1,441,572	$2,295,462

(1)
The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of the Common Stock.

Aggregated Option Exercises in 2000 and Fiscal Year End Option Values

    The following table provides certain information about stock options exercised by the Named Executive Officers in the year ended December 31, 2000 and the year-end values of stock options held by the named executive officers on the Record Date. All information relates to shares of Common Stock.

			Number of Unexercised Options at December 31, 2000		Value of Unexercised in-the-Money Options at December 31, 2000(1)
	Shares Acquired on Exercise
Name & Title		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
K. Paul Singh, Chairman of the Board of Directors, President and Chief Executive Officer	—	—	471,433	191,667	—	—
Yousef B. Javadi, Chief Operating Officer, Primus North America	—	—	176,666	133,334	—	—
John F. DePodesta, Executive Vice President	101,430	$405,720	196,666	133,334	—	—
Neil L. Hazard, Executive Vice President and Chief Financial Officer	75,000	$3,566,875	277,623	76,667	—	—
Jay Rosenblatt, Senior Vice President, Global Carrier Services	28,739	$630,462	40,024	61,667	—	—
John Melick, Senior Vice President of International Business Development	67,620	$228,218	31,666	53,334	—	—

(1)
Based upon a closing price per share of Common Stock of $2.3125 on December 29, 2000.

Singh Employment Agreement

    The Company has an employment agreement with Mr. Singh (the "Singh Agreement"). The Singh Agreement initially was a five-year contract, with a term beginning on June 1, 1994 and continuing until May 30, 1999, and now continues from year to year unless terminated. Under the terms of the Singh Agreement, Mr. Singh is required to devote his full time efforts to the Company as Chairman of the Board, President and CEO. The Company is required to compensate Mr. Singh at an annual rate of at least $250,000 effective January 1, 1997 (which amount is reviewed annually by the Board of Directors and is subject to increase at their discretion). The Company is also obligated to (i) allow Mr. Singh to participate in any bonus or incentive compensation plan approved for senior management of the Company, (ii) provide life insurance in an amount equal to three times Mr. Singh's base salary and disability insurance which provides monthly payments in an amount equal to one-twelfth of his then applicable base salary, (iii) provide medical insurance and (iv) pay up to $2,500 annually for Mr. Singh's personal tax and financial planning services.

    The Company may terminate the Singh Agreement at any time in the event of his disability or for cause, each as defined in the Singh Agreement. Mr. Singh may resign from the Company at any time without penalty (other than the non-competition obligations discussed below). If the Company terminates the Singh Agreement for disability or cause, the Company will have no further obligations to Mr. Singh. If, however, the Company terminates the Singh Agreement other than for disability or cause, the Company must pay Mr. Singh one-twelfth of his then applicable base salary as severance pay. If Mr. Singh resigns, he may not directly or indirectly compete with the Company's business until six months after his resignation. If the Company terminates Mr. Singh's employment for any reason, Mr. Singh may not directly or indirectly compete with the Company's business until six months after the final payment of any amounts owed to him under the Singh Agreement become due.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following Performance Graph and Report on Executive Compensation will not be incorporated by reference into any such filings.

STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the Company's cumulative total stockholder return on the Common Stock for the period from the date the Company's Common Stock commenced trading on the Nasdaq National Market System (November 7, 1996) through December 29, 2000, with the cumulative total return of the Standard & Poor's Midcap 400 Index and the Standard & Poor's Telecommunications (Long Distance) Index. The comparison assumes $100 was invested on November 7, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder return shown on the graph below is not indicative of future performance.

TOTAL SHAREHOLDER RESULTS

Comparison of Cumulative Total Return

	11/07/96	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00
Primus Telecommunications Group, Incorporated	100.00	118.60	150.00	153.49	355.81	21.51

Standard & Poor's Midcap 400 Index	100.00	102.93	134.26	158.00	179.09	208.12

Standard & Poor's Telecommunications (Long Distance) — 500	100.00	115.39	160.79	258.11	298.28	91.28

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee consists of Messrs. Fialkov and Hershberg. Set forth below is the full report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during fiscal year 2000.

General

    During 2000, the compensation of the executive officers was administered and determined by the Compensation Committee of the Board of Directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company.

Compensation Policy and Philosophy

    The Company's executive compensation policy (i) is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers, and (ii) is based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and on the achievement of specified performance objectives set forth in the Company's financial plan for such fiscal year and (ii) stock options through the Employee Option Plan. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term and long-term perspectives. The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

    The Compensation Committee believes that leadership and motivation of the Company's employees are critical to achieving the objectives of the Company. The Compensation Committee is responsible for ensuring that its executive officers are compensated in a way that furthers the Company's business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for executive compensation: (i) offer compensation opportunities that attract the best talent to the Company; (ii) motivate individuals to perform at their highest levels; (iii) reward outstanding achievement; (iv) retain those with leadership abilities and skills necessary for building long-term stockholder value; (v) maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of incremental stockholder value; and (vi) encourage executives to manage from the perspective of owners with an equity stake in the Company.

Executive Compensation Components

    As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

    Base Salary.  For 2000, the Compensation Committee approved the base salaries of the executive officers based on (i) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, (ii) performance and accomplishment of the Company in 2000, which is the most important factor, and (iii) individual performance reviews for 2000 for most executive officers. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above in making its determination, subject to the terms of such officer's employment agreement. No specific formula is applied to determine the weight of each criteria.

    Annual Incentive Bonuses.  Annual incentive bonuses for the Chief Executive Officer and the other Named Executive Officers are based upon the following criteria: (i) the Company's financial performance for the current year; (ii) the furthering of the Company's strategic position in the marketplace; and (iii) individual merit.

    Long-Term Incentive Compensation.  Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. The number of options granted during 2000 to each executive officer or employee was based primarily on the executive's or employee's ability to influence the Company's long term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the Employee Option Plan are designed to encourage longevity of employment with the Company and generally extend over a three-year period.

Compensation of Chief Executive Officer

    The Compensation Committee believes that K. Paul Singh, the Company's Chief Executive Officer, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that an important portion of his compensation should be based on performance. Mr. Singh's annual base salary for 2000 was $400,000. The factors which the Compensation Committee considered in setting his annual base salary were his individual performance and pay practices of peer companies relating to executives of similar responsibility. The annual incentive bonus paid to Mr. Singh for 2000 was $275,000. Such bonus was paid to Mr. Singh for his performance and role in implementing the Company's strategy relating to acquisitions, financing and operations, including overseeing the implementation of the Company's data/Internet strategy and continued build-out of the Company's global network.

Internal Revenue Code Section 162

    The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders. In calendar year 2000, the limitation under Section 162(m) had no net tax effect on the Company. The limitations of Section 162(m) are not expected to have a material effect on the Company in calendar year 2001.

                      Respectfully Submitted,

                      The Compensation Committee

                      Herman Fialkov (Chairman)
                      David E. Hershberg

                      June 6, 2001

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. Fialkov and Hershberg, who were not at any time officers or employees of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of another entity which has one or more executive officers that will serve as a member of the Board of Directors or the Company's Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2000 with the Company's management, and also has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from the Company.

    Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2000 be included in the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2001.

    In addition, the Audit Committee has considered whether the provision of services by Deloitte & Touche LLP falling under the headings "Financial Systems Design and Implementation Fees" and "All Other Fees" (see "Other Matters—Relationship with Independent Accountants" below) is compatible with maintaining the independence of Deloitte & Touche LLP from the Company, and has determined that the provision of such services is compatible with maintaining such independence.

                      Respectfully submitted,

                      The Audit Committee of the Company's Board of Directors

                      John G. Puente (Chairman)
                      Herman Fialkov
                      Doug Karp

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    As of March 31, 2001, the Company had 473 registered holders of record of its Common Stock. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

    The following table sets forth, as of March 31, 2001, certain information as to the beneficial ownership of shares of the Common Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options) within the meaning of Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934, by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee for director, by the Named Executive Officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person had, as of March 31, 2001, sole voting power and sole investment power with respect to the Company's shares, subject to community property laws as applicable.

Name and Business Address	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (2)
K. Paul Singh (3) 1700 Old Meadow Road McLean, VA 22102	4,620,432	8.8%
Warburg, Pincus Investors, L.P. (4) 466 Lexington Avenue New York, NY 10017	3,875,689	7.4%
RS Invstment Management Co. LLC (5) 388 Market Street, Suite 200 San Francisco, CA 94111	6,459,900	12.4%
John Melick (6) 1700 Old Meadow Road McLean, VA 22102	122,461	*
John F. DePodesta (7) 1700 Old Meadow Road McLean, VA 22102	565,941	1.1%
David E. Hershberg (8) 1700 Old Meadow Road McLean, VA 22102	38,215	*
Douglas M. Karp (9) 1700 Old Meadow Road McLean, VA 22102	15,000	*
John G. Puente 1700 Old Meadow Road McLean, VA 22102	114,385	*

Neil L. Hazard (10) 1700 Old Meadow Road McLean, VA 22102	301,203	*
Yousef B. Javadi (11) 1700 Old Meadow Road McLean, VA 22102	211,885	*
Jay Rosenblatt (12) 1700 Old Meadow Road McLean, VA 22102	99,403	*
Ravi Bhatia (13) 1700 Old Meadow Road McLean, VA 22102	154,929	*
Herman Fialkov (14) 1700 Old Meadow Road McLean, VA 22102	15,000	*
Nick Earle (15) 1700 Old Meadow Road McLean, VA 22102	15,000	*
All executive officers and directors as a group (16) 1700 Old Meadow Road McLean, VA 22102	6,273,855	11.8%

*
Less than 1% of the outstanding Common Stock.
(1)
Shares of Common Stock subject to options or warrants currently exercisable or which become exercisable on or prior to 60 days from March 31, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.
(2)
Based upon 52,220,635 shares of Common Stock outstanding as of March 31, 2001.
(3)
Includes 377,786 shares of Common Stock owned by Mr. Singh's family, 484,900 shares of Common Stock held by a private foundation of which Mr. Singh is the president and a director, 396,828 shares of Common Stock held of record by a series of revocable trusts of which Mr. Singh is the trustee and pursuant to which Mr. Singh has sole voting power and shared dispositive power, and 2,582 shares held in a 401(k) plan of which Mr. Singh is a beneficiary. Also includes 193,332 shares of Common Stock issuable upon the exercise of options granted to Mr. Singh.
(4)
E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("E.M. Warburg"), manages Warburg, Pincus. Warburg, Pincus & Co., a New York general partnership ("WP"), the sole general partner of Warburg, Pincus, has a 20% interest in the profits of Warburg, Pincus as the general partner. Lionel I. Pincus is the managing partner of WP and the managing member of E.M. Warburg and may be deemed to control both WP and E.M. Warburg.
(5)
Based on a Schedule 13G dated January 11, 2001, RS Investment Management Co. LLP has reported that it may be deemed to be the beneficial owner of 6,459,900 shares of Common Stock.

(6)
Includes 44,999 shares of Common Stock issuable upon the exercise of options granted to Mr. Melick.
(7)
Includes 235,333 shares of Common Stock issuable upon the exercise of options granted to Mr. DePodesta.
(8)
Includes 15,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hershberg.
(9)
Includes 15,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Karp.
(10)
Includes 69,999 shares of Common Stock issuable upon the exercise of options granted to Mr. Hazard.
(11)
Includes 205,333 shares of Common Stock issuable upon the exercise of options granted to Mr. Javadi.
(12)
Includes 54,332 shares of Common Stock issuable upon the exercise of options granted to Mr. Rosenblatt and 3,381 shares owned jointly with his spouse.
(13)
Includes 50,999 shares of Common Stock issuable upon the exercise of options granted to Mr. Bhatia. Certain of Mr. Bhatia's options and shares are pledged to secure payment of certain loans. See "Certain Relationships and Related Transactions-Executive Officer Loan."
(14)
Includes 15,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Fialkov.
(15)
Includes 15,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Earle.
(16)
Consists of 12 persons and includes 914,327 shares of Common Stock issuable upon the exercise of options granted to directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Satellite Earth Station

    In June 1998, the Company's U.K. subsidiary entered into a $2.1 million agreement for the design, manufacture, installation and provision of training with respect to a satellite earth station in London, England. David Hershberg, one of the Company's directors, is the chairman, president and a stockholder of the company providing such services. Pursuant to this agreement, in June 1999 the Company also contracted with this company to provide one satellite earth station in Australia and to provide, operate and maintain a satellite link between the Company's router in Los Angeles, California and the earth station. An approximately $100,000 one-time charge was paid by the Company in addition to a monthly charge of $144,000.

Executive Officer Loans

    On January 5, 2001, the Company loaned Neil L. Hazard the principal amount of $786,147. As of March 31, 2001, no repayment has been made by Mr. Hazard. This loan is payable in full five years from the date of agreement (subject to earlier repayments upon the termination of Mr. Hazard's employment under certain circumstances) and is secured by shares of the Company's common stock and is full recourse notes. Interest is compounded quarterly at a rate of 6% per annum and payable upon maturity.

    On December 13, 2000, the Company loaned Jay Rosenblatt the principal amount of $268,500. As of March 31, 2001, no repayment has been made by Mr. Rosenblatt. This loan is payable in full five years from the date of agreement (subject to earlier repayments upon the termination of

Mr. Rosenblatt's employment under certain circumstances) and is secured by shares of the Company's common stock and is full recourse notes. Interest is compounded quarterly at a rate of 6% per annum and payable upon maturity.

    On November 30, 2000, the Company loaned John Melick the principal amount of $209,823. As of March 31, 2001, no repayment has been made by Mr. Melick. This loan is payable in full five years from the date of agreement (subject to earlier repayments upon the termination of Mr. Melick's employment under certain circumstances) and is secured by shares of the Company's common stock and is full recourse notes. Interest is compounded quarterly at a rate of 6% per annum and payable upon maturity.

    On November 20, 2000 and November 21, 2000, the Company loaned John DePodesta the principal amount of $341,320 and $210,000, respectively. As of March 31, 2001, no repayment has been made by Mr. DePodesta. These loans are payable in full five years from the date of agreements (subject to earlier repayments upon the termination of Mr. DePodesta's employment under certain circumstances) and are secured by shares of the Company's common stock and are full recourse notes. Interest is compounded quarterly at a rate of 6% per annum and payable upon maturity.

APPROVAL OF AMENDED
EMPLOYEE OPTION PLAN
(Proposal 2)

    At the 2001 Annual Meeting, the stockholders will be asked to approve an amendment to the Employee Option Plan increasing the number of shares of Common Stock available for issuance upon the exercise of options granted under the Employee Option Plan from 7,800,000 to 9,000,000. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 2001 Annual Meeting. The Board of Directors believes that the amendment to the Employee Option Plan is necessary in order to fulfill the Company's needs of attracting and retaining talented employees, especially with the Company's growth of its data/Internet businesses, both internally and through acquisition. The material features of the Employee Option Plan and information regarding options granted thereunder are summarized below.

Summary of the Employee Option Plan

    The Company established the Employee Option Plan for its employees and consultants on January 2, 1995. The Employee Option Plan provides for the grant of option awards to selected full- and part-time employees and consultants of the Company and its Subsidiaries who contribute to the development and success of the Company and its Subsidiaries of both "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and options that are non-qualified for federal income tax purposes ("NQSOs"); provided, however, that consultants are eligible for the grant of NQSOs only. The total number of shares of Common Stock for which options may be granted pursuant to the Employee Option Plan is 7,800,000 (9,000,000 shares of Common Stock upon stockholder approval of the proposed amendment), of which 1,322,658 (2,522,658 shares of Common Stock upon stockholder approval of the proposed amendment) are available for future grants, subject to certain adjustments reflecting changes in the Company's capitalization. No individual may receive, over the term of the Employee Option Plan, Options for more than an aggregate of 25 percent of the shares authorized for grant under the Employee Option Plan. The Employee Option Plan currently is administered by the Compensation Committee of the Board of Directors which is comprised of directors who are not also employees of the Company. The Compensation Committee determines, among other things, which employees and consultants will receive options under the Employee Option Plan; the time when options will be granted; the type of option (ISO or NQSO, or both) to be granted; the number of shares subject to each option; the time or times when the options will become exercisable and expire;

and, subject to certain conditions discussed below, the option price and duration of the option. Because the employees and consultants of the Company who may participate and the amount of their options are determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's employees and consultants. As of March 31, 2001, there were approximately 2,900 employees eligible to participate in the Employee Option Plan. Compensation Committee members administering the Employee Option Plan may vote on any matters affecting the administration of the Employee Option Plan, except that no member may act upon the granting of an option to himself or herself.

    The exercise price of the options granted under the Employee Option Plan is determined by the Compensation Committee, but may not be less than the fair market value per share of the Common Stock on the date the option is granted. If, however, an ISO is granted to any person who, at the time of the grant, owns capital stock possessing more than 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price for such ISO may not be less than 110% of the fair market value per share of the Common Stock on the date the option is granted. The Compensation Committee also determines the method of payment for the exercise of options under the Employee Option Plan. Payment may consist entirely of cash, check, promissory notes or Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price. The Compensation Committee, in its sole discretion, may cooperate with an optionee to complete a cashless exercise transaction.

    Options are not assignable or transferrable other than by will or the laws of descent and distribution. In general, if an employee's employment or a consultant's engagement is terminated for any reason, such employee's or consultant's options exercisable on the date of termination are exercisable for three months following the date of termination. If the Compensation Committee makes a determination that a terminated employee or consultant engaged in disloyalty to the Company, disclosed proprietary information, is convicted of a felony, or breached the terms of a written confidentiality agreement or non-competition agreement, all unexercised options held by such employee or consultant terminate upon the earlier of the date of such determination or the date of termination. If the employment or service of an employee or consultant terminates because of disability or death, such employee's or consultant's options that are exercisable on the date of disability or death will remain exercisable for 12 months following the date of disability or death; provided, however, that if a disabled employee or consultant commences employment or service with a competitor of the Company during that 12-month period, all options held by the employee or consultant terminate immediately.

    Options issued pursuant to the Employee Option Plan outstanding on the date of a "change in control" of the Company become immediately exercisable on such date. A change in control for purposes of the Employee Option Plan includes the acquisition by any person or entity of the beneficial ownership of 50% or more of the voting power of the Company's Common Stock, the approval by the Company's stockholders of a merger, reorganization or consolidation of the Company in which the Company's stockholders do not own 50% or more of the voting power of the stock of the entity surviving such a transaction, the approval of the Company's stockholders of an agreement of sale of all or substantially all of the Company's assets, and the acceptance by the Company's stockholders of a share exchange in which the Company's stockholders do not own 50% or more of the voting power of the stock of the entity surviving such exchange.

    There are no federal income tax consequences to the Company on the grant or exercise of an ISO. If an employee disposes of stock acquired through the exercise of an ISO within one year after the date such stock is acquired or within two years after the grant of the ISO (a "Disqualifying Disposition"), the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of such stock on the date it is acquired and the exercise price of the ISO. There are no tax consequences to the Company if an ISO lapses before exercise or is forfeited. The grant of a NQSO has no immediate tax consequences to the Company. Upon the exercise of a

NQSO by an employee or consultant, the Company is entitled to a deduction in an amount equal to the difference between the fair market value of the share acquired through exercise of the NQSO and the exercise price of the NQSO. There are no tax consequences to the Company if a NQSO lapses before exercise or is forfeited.

    An employee who receives an ISO is not subject to federal income tax on the grant or exercise of the ISO; however, the difference between the option price and the fair market value of the Common Stock received on the exercise of the ISO ("ISO Stock") is an adjustment for purposes of the alternative minimum tax. Upon the exercise of an ISO, an employee will have a basis in the ISO Stock received equal to the amount paid. An employee will be subject to capital gain or loss upon the sale of ISO Stock, unless such sale constitutes a Disqualifying Disposition, equal to the difference between the amount received for the stock and the employee's basis in such. The gain or loss will be long- or short-term, depending on the length of time the ISO Stock was held prior to disposition. There are no tax consequences to an employee if an ISO lapses before exercise or is forfeited.

    In the event of a Disqualifying Disposition, an employee will be required to recognize (1) taxable ordinary income in an amount equal to the difference between the fair market value of the ISO Stock on the date of exercise of the ISO and the exercise price; and (2) capital gain or loss (long- or short-term, as the case may be) in an amount equal to the difference between (a) the amount realized by the employee upon the Disqualifying Disposition and (b) the exercise price paid by the employee for the stock, increased by the amount of ordinary income recognized by the employee, if any. If the disposition generates an allowable loss (e.g., a sale to an unrelated party not within 30 days of purchase of Common Stock), then the amount required to be recognized by the employee as ordinary income will be limited to the excess, if any, of the amount realized on the sale over the basis of the stock.

    The Employee Option Plan allows an employee or consultant to pay an exercise price in cash or shares of the Company's Common Stock. If the employee pays with shares of the Company's Common Stock that already are owned, the basis of the newly acquired ISO Stock will depend on the tax character and number of shares of the previously owned stock used as payment. If an employee pays with shares acquired upon other than the exercise of an ISO ("non-ISO Stock"), the transaction will be tax-free to the extent that the number of shares received does not exceed the number of shares of non-ISO Stock paid. The basis of the number of shares of newly acquired ISO Stock which does not exceed the number of shares of non-ISO Stock paid will be equal to the basis of the shares paid. The employee's holding period with respect to such shares will include the holding period of the shares of non-ISO Stock paid. To the extent that the employee receives more new shares than shares surrendered, the "excess" shares of ISO Stock will take a zero basis. If an employee exercises an ISO by using stock that is previously acquired ISO Stock, however, certain special rules apply. If the employee has not held the previously acquired ISO Stock for at least two years from the date of grant of the related ISO and one year from the date the employee acquired the previously acquired ISO Stock, the use of such ISO Stock to pay the exercise price will constitute a Disqualifying Disposition and subject the employee to income tax with respect to the ISO Stock as described above. In such circumstances, the basis of the newly acquired ISO Stock will be equal to the fair market value of the previously acquired ISO Stock used as payment.

    The grant of a NQSO has no immediate tax consequences to an employee or consultant. The exercise of a NQSO requires an employee or consultant to include in gross income the amount by which the fair market value of the acquired shares exceeds the exercise price on the exercise date. The Company is required to withhold income and employment taxes from an employee's wages on account of this income. The employee's or consultant's basis in the acquired shares will be their fair market value on the date of exercise. Upon a subsequent sale of such shares, the employee or consultant will recognize capital gain or loss equal to the difference between the sales price and the basis in the stock. The capital gain or loss will be long- or short-term, depending on whether the employee or consultant has held the shares for more than one year. There are no tax consequences to an employee or consultant if a NQSO lapses before exercise or is forfeited. If an employee or consultant uses previously owned Common Stock as payment for the exercise price of a NQSO, to the extent the employee or consultant surrenders the same number of shares received, the exchange is tax-free and the new shares will have a basis equal to that of the shares surrendered. The holding period for the new shares will include the period the employee or consultant held the surrendered shares. To the extent the employee or consultant receives more new shares than shares surrendered, the excess shares are treated as having been acquired for no consideration and the fair market value of such excess shares is includible in the employee's or consultant's income as compensation. The basis of the excess shares is their fair market value at the time of receipt. If the previously owned shares consist of ISO Stock for which the holding requirements were not met such that their use as payment of the exercise price constituted a Disqualifying Disposition, the employee will have the income tax consequences described above.

    The Company's Board of Director's has authority to suspend, terminate or discontinue the Employee Option Plan or revise or amend it in any manner with respect to options granted after the date of revision. No such revision, however, can change the aggregate number of shares subject to the Employee Option Plan, change the designation of employees eligible thereunder, or decrease the price at which options may be granted. The Compensation Committee may not grant any options under the Employee Option Plan after January 2, 2005.

    The Board of Directors recommends a vote IN FAVOR OF Proposal 2 to approve the amendment to the Company's Employee Option Plan to increase the number of shares reserved for issuance upon exercise of options granted thereunder. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF such amendment to the Company's Employee Option Plan.

OTHER MATTERS

Other Business

    The Board of Directors knows of no other matters that will be presented at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted, to the extent permitted by applicable law, in accordance with the judgment of the persons named therein.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations of Reporting Persons that no reports were required to be filed, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

Relationship with Independent Accountants

    The Company's consolidated financial statements for the fiscal year ended December 31, 2000 have been audited by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

    For services rendered during or in connection with the Company's fiscal year 2000, as applicable, Deloitte & Touche LLP billed the following fees:

Audit Fees	$1,074,497
All Other Fees	$1,293,504

Annual Report

    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, filed with the Securities and Exchange Commission accompanies this Proxy Statement.

Stockholders Proposals

    In order for any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be eligible for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders, such proposal must, in addition to meeting the stockholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than April 30, 2002 by the Secretary of the Company at the Company's principal executive offices, 1700 Old Meadow Road, McLean, Virginia 22102.

Solicitation of Proxies

    The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, facsimile or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, 1700 OLD MEADOW ROAD, MCLEAN, VIRGINIA 22102.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                      By Order of the Board of Directors,

                      K. Paul Singh
                      Chairman of the Board of Directors, President, and Chief Executive Officer

                      June 6, 2001
                      McLean, Virginia

APPENDIX A

AUDIT COMMITTEE CHARTER

CONTINUOUS ACTIVITIES—GENERAL

1.
Provide and open venue of communication between the independent auditor, management, and the Board of Directors.

2.
Meet four times per year or more frequently as circumstances require. The Committee may ask the members for management or others to attend meetings and provide information as necessary.

3.
Confirm and assure the independence of the independent auditor and the objectivity of management.

4.
Review and assure the coordination of the audit efforts, and the effective use of audit resources.

5.
Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk.

6.
Consider and review with the independent auditor and management:

•
The adequacy of the Company's internal controls including computerized information system controls and security.

•
Related Findings and recommendations of the independent auditor together with management's responses.

7.
Consider and review with management, and the independent auditor:

•
Significant findings during the year, including the Status of Previous Audit Recommendations.

•
Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to require information.

8.
Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

9.
Report periodically to the Board of Directors on significant results of the foregoing activities

10.
Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.

CONTINUOUS ACTIVITIES—RE: REPORTING SPECIFIC POLICIES

1.
Advise financial management and the independent auditor they are expected to provide a timely analysis of the significant current financial reporting issues and practices.

2.
Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about appropriateness, not just the acceptability, of accounting principals and financial disclosure practices used or proposed to be adopted by the Institute and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.
Inquire as to the auditor's independent qualitative judgments about appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Institute.

4.
Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive, and whether those principles are common practice or are minority practices.

5.
Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices.

6.
Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

SCHEDULED ACTIVITIES

1.
Consider, in consultation with the independent auditor and management, the audit scope and plan of the independent auditor.

2.
Review with management and the independent auditor the results of annual audits and related comments e including:

•
The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and it's report thereon.

•
Any significant changes required in the independent auditor's audit plans.

•
Any difficulties or disputes with management encountered during the course of the audit.

•
Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

3.
Describe in Company's Annual Proxy Statement the Committee's composition and responsibilities, and how they were discharged.

4.
Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

5.
Review and update the Committee's Charter Annually.

"WHEN NECESSARY" ACTIVITIES

1.
Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

2.
Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

3.
Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigations.

2

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, revoking all previous proxies, hereby appoints K. Paul Singh and John F. DePodesta, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on July 9, 2001, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF MESSRS. PUENTE AND KARP AS DIRECTORS, AND IN FAVOR OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UPON EXERCISE OF THE OPTIONS GRANTED THEREUNDER.

1.	Election of Directors	FOR the nominees listed below (except as marked to the contrary below) / /	WITHHOLD AUTHORITY to vote for the nominees listed below / /

Nominees: For a three-year term expiring at the 2004 Annual Meeting—John G. Puente and Douglas M. Karp

(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

2. Approval of an amendment to the Employee Option Plan to increase the number of shares reserved for issuance upon exercise of options granted thereunder.

/ / FOR / / AGAINST / / ABSTAIN

PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED (1) "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF AND (2) "FOR" APPROVAL OF AN AMENDMENT TO THE COMPANY'S EMPLOYEE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS GRANTED THEREUNDER. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                            Signature of Stockholder

                            Signature of Stockholder

                            Date:  , 2001

                            NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE, WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors for a Three Year Term Expiring at the 2004 Annual Meeting of Stockholders
Incumbent Directors-Terms Expiring at the 2002 Annual Meeting of Stockholders
Incumbent Directors-Terms Expiring at the 2003 Annual Meeting of Stockholders
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK PRICE PERFORMANCE GRAPH
TOTAL SHAREHOLDER RESULTS
Comparison of Cumulative Total Return
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
APPROVAL OF AMENDED EMPLOYEE OPTION PLAN (Proposal 2)
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER